Annual Report for Fiscal Year
                            Ended September 30, 1995




                               MEDIQ Incorporated
                            Employees' Savings Plan
                            (Full Title of the Plan)

                 One MEDIQ Plaza, Pennsauken, New Jersey 08110
                             (Address of the Plan)

       MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Issuer and address of principal executive office)

                          Independent Auditors' Report



To the Trustees of
MEDIQ Incorporated Employees' Savings Plan
Pennsauken, New Jersey


We have audited the accompanying statements of net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1995 and 1994, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Plan's administrators. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1995 and 1994, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's administrators. This supplemental information by fund has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 22, 1996

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1995




                                                                SUPPLEMENTAL INFORMATION
                                                                ------------------------
                                                                                 FIXED
                                      SAVINGS        EQUITY       BALANCED       INCOME        STOCK          LOAN
                                       FUND           FUND          FUND          FUND         FUND           FUND         TOTAL
                                       ----           ----          ----          ----         ----           ----         -----

ASSETS:

CASH                                                                                       $    13,231                 $    13,231
INVESTMENTS - AT MARKET PRICE      $ 1,726,206   $ 5,146,720   $ 1,933,481   $   465,214     3,582,435                  12,854,056
EMPLOYEE CONTRIBUTIONS RECEIVABLE        7,807         6,017         3,397         1,190           729                      19,140
EMPLOYER CONTRIBUTIONS RECEIVABLE                                                                7,882                       7,882
LOANS RECEIVABLE                                                                                         $   300,348       300,348
RECEIVABLE (PAYABLE) FROM
  OTHER FUNDS                           (6,191)        5,150         1,364           512          (835)                        -0-
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR
   PLAN BENEFITS                   $ 1,727,822   $ 5,157,887   $ 1,938,242   $   466,916   $ 3,603,442   $   300,348   $13,194,657
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========






                        SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1994




                                                                SUPPLEMENTAL INFORMATION
                                                                ------------------------
                                                                                 FIXED
                                      SAVINGS        EQUITY       BALANCED       INCOME       STOCK          LOAN
                                       FUND           FUND          FUND          FUND         FUND          FUND         TOTAL
                                       ----           ----          ----          ----         ----          ----         -----

ASSETS:

CASH                                                                                      $    49,835                 $    49,835
INVESTMENTS - AT MARKET PRICE     $ 1,905,722   $ 4,245,807   $ 1,686,530    $  472,868     3,297,883                  11,608,810
EMPLOYEE CONTRIBUTIONS RECEIVABLE       8,736        53,031        29,065         8,553         4,371                     103,756
EMPLOYER CONTRIBUTIONS RECEIVABLE                                                              11,648                      11,648
LOANS RECEIVABLE                                                                                         $  388,614       388,614
RECEIVABLE (PAYABLE) FROM
  OTHER FUNDS                          61,236        (5,641)         (136)       (4,163)      (51,296)                        -0-
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR
   PLAN BENEFITS                  $ 1,975,694   $ 4,293,197   $ 1,715,459   $   477,258   $ 3,312,441   $   388,614   $12,162,663
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========





                        SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1995





                                                                 SUPPLEMENTAL INFORMATION
                                                                 ------------------------
                                                                               FIXED
                                   SAVINGS        EQUITY       BALANCED       INCOME        STOCK          LOAN
                                    FUND           FUND          FUND          FUND          FUND          FUND        TOTAL
                                    ----           ----          ----          ----          ----          ----        -----
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1994    $ 1,975,694   $ 4,293,197   $ 1,715,459   $   477,258   $ 3,312,441   $   388,614   $12,162,663


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS            282,382       687,811       367,289       107,745       130,337                   1,575,564
  EMPLOYEE ROLLOVER PAYMENTS         28,389       104,427        32,031         9,526         8,773                     183,146
  EMPLOYER CONTRIBUTIONS                                                                    373,786                     373,786
  EMPLOYEE LOAN PAYMENTS             53,949       142,008        58,948         9,060        13,171                     277,136
 INVESTMENT INCOME                  111,126                                    36,155           476                     147,757
 NET REALIZED/UNREALIZED
   GAINS (LOSSES)                               1,168,659       403,977        26,774     1,116,712                   2,716,122
 INVESTMENT ELECTION TRANSFERS                    117,652                                    46,112       266,900       430,664
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL ADDITIONS                     475,846     2,220,557       862,245       189,260     1,689,367       266,900     5,704,175

DEDUCTIONS:

 BENEFIT PAYMENTS                   315,750       672,817       299,910       101,571     1,175,188        85,499     2,650,735
 EMPLOYEE LOANS                           -             -             -             -             -       246,404       246,404
 TRANSFER TO MEDIFAC PLAN           218,056       562,900       278,506        68,097       193,556        23,263     1,344,378
 INVESTMENT ELECTION TRANSFERS      189,912       120,150        61,046        29,934        29,622             -       430,664
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL DEDUCTIONS                    723,718     1,355,867       639,462       199,602     1,398,366       355,166     4,672,181
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ADDITIONS (DEDUCTIONS)         (247,872)      864,690       222,783       (10,342)      291,001       (88,266)    1,031,994
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1995  $ 1,727,822   $ 5,157,887   $ 1,938,242   $   466,916   $ 3,603,442   $   300,348   $13,194,657
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========




                        SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1994





                                                             SUPPLEMENTAL INFORMATION
                                                             ------------------------
                                                                         FIXED
                                    SAVINGS        EQUITY       BALANCED     INCOME         STOCK        LOAN
                                      FUND         FUND         FUND          FUND          FUND         FUND         TOTAL
                                      ----         ----         ----          ----          ----         ----         -----
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1993    $ 2,293,263   $ 4,018,591   $ 1,576,966   $   588,353   $ 3,782,072   $   395,439   $12,654,684


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS            337,387       702,521       418,803       146,412       164,558                   1,769,681
  EMPLOYEE ROLLOVER PAYMENTS         15,206        11,609         6,165         1,268         5,090                      39,338
  EMPLOYER CONTRIBUTIONS                                                                    425,222                     425,222
  EMPLOYEE LOAN PAYMENTS             79,928        82,592        49,248        15,099        25,938                     252,805
 INVESTMENT INCOME                   74,631                                    38,069        91,793                     204,493
 NET REALIZED/UNREALIZED
   GAINS (LOSSES)                                 157,221        47,071       (43,661)     (520,007)                   (359,376)
 INVESTMENT ELECTION TRANSFERS                    292,425        38,478                                   347,300       678,203
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL ADDITIONS                     507,152     1,246,368       559,765       157,187       192,594       347,300     3,010,366

DEDUCTIONS:

 BENEFIT PAYMENTS                   187,892       186,620        97,527        39,735       234,953        66,064       812,791
 EMPLOYEE LOANS                                                                                           222,292       222,292
 TRANSFER TO MHM PLAN               326,199       657,392       284,195        83,759       371,787        44,653     1,767,985
 TRANSFER TO MMI PLAN                                                                                      21,116        21,116
 INVESTMENT ELECTION TRANSFERS      310,630       127,750        39,550       144,788        55,485                     678,203
                                -----------   -----------   -----------   -----------   -----------   -----------   ------------
TOTAL DEDUCTIONS                    824,721       971,762       421,272       268,282       662,225       354,125     3,502,387
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ADDITIONS (DEDUCTIONS)         (317,569)      274,606       138,493      (111,095)     (469,631)       (6,825)     (492,021)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1994  $ 1,975,694   $ 4,293,197   $ 1,715,459   $   477,258   $ 3,312,441   $   388,614   $12,162,663
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========




                        SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1993



                                                          SUPPLEMENTAL INFORMATION
                                                          ------------------------
                                                                              FIXED
                                  SAVINGS        EQUITY        BALANCED       INCOME        STOCK         LOAN
                                    FUND          FUND          FUND           FUND         FUND          FUND        TOTAL
                                    ----          ----          ----           ----         ----          ----        -----
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS, OCTOBER 1, 1992    $ 2,778,215   $ 2,801,363   $ 1,082,189   $   314,208   $ 3,282,009   $   306,492   $10,564,476


ADDITIONS:

 CONTRIBUTIONS:
  EMPLOYEE CONTRIBUTIONS            511,910       651,381       388,078       174,603       198,085                   1,924,057
  EMPLOYEE ROLLOVER PAYMENTS          1,949         6,909         6,336         6,155         2,198                      23,547
  EMPLOYER CONTRIBUTIONS                                                                    446,346                     446,346
  EMPLOYEE LOAN PAYMENTS             76,684        59,107        28,972         9,144        16,299                     190,206
 INVESTMENT INCOME                   77,595                                    26,726        63,950                     168,271
 MHM STOCK DISTRIBUTION                                                                     458,201                     458,201
 NET REALIZED/UNREALIZED
   GAINS (LOSSES)                                 829,780       172,413        (4,078)      (42,223)                    955,892
 INVESTMENT ELECTION TRANSFERS                    169,301       121,753       155,301        17,007       305,300       768,662
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL ADDITIONS                     668,138     1,716,478       717,552       367,851     1,159,863       305,300     4,935,182

DEDUCTIONS:

 BENEFIT PAYMENTS                   529,996       466,300       179,675        78,722       605,266        57,452     1,917,411
 EMPLOYEE LOANS                                                                                           158,901       158,901
 INVESTMENT ELECTION TRANSFERS      623,094        32,950        43,100        14,984        54,534                     768,662
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL DEDUCTIONS                  1,153,090       499,250       222,775        93,706       659,800       216,353     2,844,974
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ADDITIONS (DEDUCTIONS)         (484,952)    1,217,228       494,777       274,145       500,063        88,947     2,090,208
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS, SEPTEMBER 30, 1993  $ 2,293,263   $ 4,018,591   $ 1,576,966   $   588,353   $ 3,782,072   $   395,439   $12,654,684
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========




                        SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


A.      Significant Accounting Policies

        The financial statements of the MEDIQ Incorporated Employees' Savings Plan (the "Plan") are presented on the accrual basis of accounting. Investments are stated at their September 30 market value. Market values for investments are determined by closing prices as of the last trading day of the Plan year. Dividends and interest are recorded when earned. Employee and employer contributions are recorded in the period to which they are applicable. Benefit payments are recorded when paid. Brokerage commissions and other expenses incurred in connection with the purchase or sale of securities, are charged directly to the Plan. All other costs and expenses of the Plan are paid for by MEDIQ Incorporated (the "Company"). Should the Company elect not to pay administrative expenses, such expenses will be paid by the Plan.

B.      Plan Description

        The following is not intended to be a complete description of the Plan. Plan participants should refer to the Plan documents for a complete description of the Plan. The original effective date of the Plan was October 1, 1983. The Plan was amended in its entirety effective as of October 1, 1989. Employees are eligible to join the Plan upon completion of twelve months employment during which they have worked a minimum of 1,000 hours and are age 21 or older. Participants may contribute to the Plan from 1% to 18% of their salaries to be invested, as they choose, in the various funds described in Note C. If the participant's compensation exceeds $66,000, the contribution is limited to 6%.

        The Plan provides that the Company will make a matching contribution equal to $.50 for each $1.00 contributed by a participant, subject to certain limitations. The Company's matching contribution is made in cash to be used to purchase shares of the common stock of the Company for the account of the participants.

        A participant's accrued benefit is at all times fully vested and nonforfeitable upon death, retirement, disability or termination of employment.

        Distributions from the funds, with the exception of the stock fund, are made in cash. Distribution from the stock fund are in the form of the securities held; however, distributions of the Company's common stock shall be made in cash whenever the number of shares to be distributed is 100 or less.

C.      Investment Options

        Contributions are invested in accordance with the written directions of the participant in one or more of the following funds:

        1. Savings Fund: The fund seeks maximum current income, preservation of capital, and liquidity by investing in a portfolio of money market investments that mature in one year or less.

        2. Equity Fund: The fund seeks long-term growth of capital and income by investing in a portfolio of common stocks. As a secondary objective, the fund also seeks a reasonable level of current income.

        3. Balanced Fund: The fund objectives are to conserve capital, produce reasonable current income and generate capital growth. The fund maintains 60% to 70% of its assets in stocks and 30% to 40% in fixed income securities.

        4. Fixed Income Fund: The objective of the fund is to achieve a high level of current income. The fund invests in mortgage-backed certificates issued by the Government National Mortgage Association
            (GNMA).

        5. Stock Fund: The assets of the stock fund, including earnings thereon, are invested in the Company's common stock. A brokerage firm purchases the Company's stock at prevailing market rates in the open market, and, in the normal course of business, sells such stock to meet distribution requirements of the Plan. Also included in the stock fund is Mental Health Management, Inc. (MHM) common stock, which originated from a distribution by the Company. No participant has the option of acquiring additional MHM common stock.

        Pursuant to the Plan, with the exception of the Company's matching contributions, the selection of investment options is the sole responsibility of each participant. Neither the trustees nor the Company have any responsibility to select investment options or to advise participants in selecting their investment options. Subject to applicable provisions of law, each participant assumes all risks connected with any decrease in the market value of any securities in these funds, and distributions from such funds are the sole source of payments made under the Plan.


D.      Investments

        The investments of the Plan consist of the following:


                                                                      September 30,
                                                                      -------------
                                                       1995                                    1994
                                                       ----                                    ----
                                                                Market                              Market
                                            Cost                Value             Cost               Value
                                            ----                -----             ----               -----
        Savings Fund                    $ 1,726,206        $ 1,726,206          $ 1,905,722         $ 1,905,722
        Equity Fund                       3,371,642          5,146,720            3,268,197           4,245,807
        Balanced Fund                     1,403,548          1,933,481            1,436,387           1,686,530
        Fixed Income Fund                   461,338            465,214              500,553             472,868
        Stock Fund:
          Common Stock-MEDIQ              2,715,609          3,432,650            3,278,215           3,119,624
          Common Stock - MHM                    -0-            149,785                  -0-             178,259
                                        -----------        -----------          -----------         -----------

                                        $ 9,678,343        $12,854,056          $10,389,074         $11,608,810
                                        ===========        ===========          ===========         ===========

        The Equity Fund's investment is comprised of 317,699 shares of Vanguard's Windsor Fund, with a market value of $16.20 per share at September 30, 1995 and 300,269 shares at $14.14 per share at September 30, 1994.

        The Balanced Fund's investment is comprised of 81,616 shares of Vanguard's Wellington Fund, with a market value of $23.69 per share at September 30, 1995 and 84,453 shares at $19.97 per share at September 30, 1994.

        The Fixed Income Fund's investment is comprised of 45,431 shares of Vanguard's - GNMA portfolio, with a market value of $10.24 per share at September 30, 1995 and 48,799 shares at $9.69 per share at September 30, 1994.

        The Stock Fund's investment is comprised of 631,292 shares of the Company's common stock and 41,320 shares of MHM common stock, with a market value of $5.438 and $3.625 per share, respectively, at September 30, 1995 and 779,906 shares of the Company's common stock and 62,003 shares of MHM common stock, with a market value of $4.00 and $2.875 per share, respectively, at September 30, 1994.

        Investment income is accrued as earned. The net appreciation or depreciation in market value of investments represents the change in the market value during the periods as a result of reinvested dividends or appreciation or depreciation in the underlying securities in the various funds except to the extent of gains or losses realized on investments sold during the year.


E.      Loans

        A participant may be granted a loan at the discretion of the Plan Administrator in accordance with current IRS regulations. Loans shall be repaid in equal installments of principal and interest over a period and at rates designated by the Plan.


F.      Withdrawals

        Participants are limited to two withdrawals per Plan year with respect to amounts attributable to basic contributions. In order to obtain a hardship withdrawal, a participant must exhaust the possibility of all other withdrawals (other than hardship withdrawals) under the Plan. Upon receiving a hardship distribution, a participant is suspended from making contributions to the Plan for one year.

G.      Plan Participants

        As of September 30, 1995 and 1994, respectively, 604 and 756 participants of the Plan participated in each fund as follows:

                                                             September 30,
                                                             -------------
                                                           1995       1994
                                                           ----       ----

                Savings Fund                                317        412
                Equity Fund                                 461        545
                Balanced Fund                               359        444
                Fixed Income Fund                           184        227
                Stock Fund                                  604        756

        Plan participants may invest in one or more funds. As a result, the sum of the number of participants in each fund is not equal to the employee totals in 1995 and 1994.

H.      Benefits Payable

        The following amounts have been allocated to the accounts of persons who have elected to withdraw from the plan but have not yet been paid.

                             Year Ended                      Year Ended
                         September 30, 1995              September 30, 1994
                         ------------------              ------------------

                             $1,339,028                      $804,069

I.      Administration of the Plan

        The Plan is administered by Michael F. Sandler, the Plan Administrator, who has fiduciary responsibility for the general operations of the Plan and may interpret provisions of the Plan. The Plan Administrator does not have any responsibilities with respect to the investment of Plan assets.

        The Plan's trustees are appointed by the Board of Directors of the Company for indefinite terms and may resign or be removed at any time. The Company indemnifies such trustees to the extent determined by its Board of Directors. During the most recently completed Plan year, the trustees were Thomas E. Carroll, President and Chief Executive Officer, Michael F. Sandler, Senior Vice President - Finance, Chief Financial Officer and Treasurer and Mark
B. Lawlor, Controller and Assistant Treasurer of the Company.

        Under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), each of the above individuals is a "party-in-interest" and serves without compensation.

        Although the Company expects to continue the Plan, the right to amend or terminate the Plan is reserved. In the event of Plan termination, the net assets of the Plan would be allocated as required by ERISA, as amended.

J.      Federal Tax Considerations

        The Plan Administrator received a determination letter dated February 22, 1996 from the Internal Revenue Service ("IRS") that the Plan met the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code (the "Code"). The Plan Administrator believes that the Plan is in compliance with the applicable requirements of the Code, and that the Plan's related trust is exempt from federal income tax under the provisions of Section 501(a) of the Code. As a result, matching contributions and salary reduction contributions, as well as earnings on all Plan assets, are generally not subject to federal income tax until distributed from the Plan.

K.      Mental Health Management Stock Distribution

        In August 1993, the Company distributed the stock of Mental Health Management, Inc. ("MHM"), formerly a wholly-owned subsidiary of the Company, to the Company's shareholders. Shareholders received one share of MHM stock for eight shares of MHM stock with a fair market value of $4.875 per share on the date of the distribution.

L.      Other

        In August 1995, the Company entered into an agreement to sell MEDIQ Imaging Services Inc., a wholly-owned subsidiary of the Company. This resulted in a total distribution of $909,173 from the Plan consisting of $736,597 in cash and 39,386 shares of MEDIQ common stock with a market value of $4.25 per share, and 2,074 shares of MHM common stock with a market value of $2.50 per share to 78 employees in December 1995.

        In June 1995, the Company entered into an agreement to sell Medifac Inc., a wholly-owned subsidiary of the Company. This resulted in a total distribution of $1,344,378 from the Plan consisting of $1,127,558 in cash, loan notes of $23,263 and 32,852 shares of MEDIQ common stock with a market value of $5.75 per share, and 1,774 shares of MHM common stock with a market value of $2.625 per share to 54 employees of Medifac in August 1995.

        In September 1993, MHM, formerly a wholly-owned subsidiary of the Company, established its own Employee's Savings Plan. This resulted in a total distribution of $1,767,985 from the Plan consisting of $1,355,785 in cash, loan notes of $44,653 and 70,665 shares of MEDIQ common stock with a market value of $4.375 per share, and 8,650 shares of MHM common stock with a market value of $6.75 per share to 130 employees of MHM in March 1994.

M.      Schedule of Reportable Transactions

          Number of       Number of                                     Selling           Cost of         Net Gain
        Shares/Units    Transactions    Description                      Price             Asset           (Loss)
        ------------    ------------    -----------                      -----             -----           ------


                                        PURCHASES
                                        ---------


        1,036,029            29         Vanguard Money Market Fund                      $1,036,029

          103,140            29         Vanguard Windsor Fund                           $1,006,232




                                        SALES
                                        -----


        1,326,671            7          Vanguard Money Market Fund      $1,326,671      $1,326,671

           85,710            8          Vanguard Windsor Fund           $1,273,977      $1,240,326        $  33,651

           27,553            9          Vanguard Wellington Fund        $  595,143      $  590,376        $   4,767

          258,574            5          MEDIQ Incorporated              $1,309,268      $1,279,342        $  29,926
                                          Common Stock





        Under the provisions of ERISA, transactions, or an aggregate of transactions, involving the same security which exceed 5% ($582,932) of the current value of net assets at the beginning of the plan year must be disclosed as reportable transactions.